       As filed with the Securities and Exchange Commission on December 17, 1998
                                               Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                            INSIGHT ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                              86-0766246
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                             6820 South Harl Avenue
                              Tempe, Arizona 85283
               (Address of Principal Executive Offices) (Zip Code)


             INSIGHT ENTERPRISES, INC. 1998 LONG-TERM INCENTIVE PLAN INSIGHT ENTERPRISES, INC. 1998 OFFICER RESTRICTED STOCK PLAN INSIGHT ENTERPRISES, INC. 1998 EMPLOYEE RESTRICTED STOCK PLAN
                            (Full Title of the Plans)


                     Eric J. Crown, Chief Executive Officer
                            Insight Enterprises, Inc.
                             6820 South Harl Avenue
                              Tempe, Arizona 85283
                     (Name and address of agent for service)

                                 (602) 902-1001
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED                PROPOSED
           TITLE OF                                       MAXIMUM                 MAXIMUM
          SECURITIES                 AMOUNT               OFFERING               AGGREGATE               AMOUNT OF
             TO BE                    TO BE                PRICE                  OFFERING             REGISTRATION
          REGISTERED             REGISTERED (1)        PER SHARE (3)              PRICE (3)                 FEE
          ----------             --------------        -------------             ----------                ----
Common Stock,                      1,600,000(2)           $ 40.875              $ 65,400,000             $ 18,182
$.01 par value
(Long-Term Incentive Plan)
Common Stock,                        25,000               $ 40.875              $ 1,021,875                $ 285
$.01 par value
(Officer Restricted Stock Plan)
Common Stock,                        250,000              $ 40.875              $ 10,218,750              $ 2,841
$.01 par value
(Employee Restricted Stock Plan)

------------------------

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) The number of shares of the Registrant's Common Stock registered includes an amount which is reasonably expected to be offered and sold pursuant to the Registrant's 1998 Long-Term Incentive Plan within two years following the initial effective date of this Registration Statement.

(3) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of the Registrant's Common Stock on December 14, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The following documents have been filed by Insight Enterprises, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998;

         (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998;

         (e)      The Registrant's Current Report on Form 8-K filed April 20,
                  1998;

         (f) The Registrant's Current Report on Form 8-K filed January 30, 1998; and

         (g) The description of the Registrant's Common Stock included in the Registrant's Registration Statement on Form 8-A, dated November 9, 1994.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

              Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

              Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense or any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under such Section 145.

              Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for violations of a director's duty of care.

              However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, acting or failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying an unlawful dividend or approving an unlawful stock repurchase, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Company's Certificate of Incorporation contains such a provision.

              The Company's Bylaws provide that the Company shall indemnify officers and directors to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

              The Company has a directors and officers' liability insurance policy with a policy limit of $50,000,000 and coverage for, among other things, liability for violations of federal and state securities laws.

              The Company has entered into indemnity agreements with its directors and officers for indemnification of and advancement of expenses to such persons to the full extent permitted by law. The Company intends to execute such indemnity agreements with its future officers and directors.

Item 7.       EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8.       EXHIBITS.

              4.1 Amended and Restated Certificate of Incorporation of the
                  Company(1)

              4.2 Bylaws of the Company(2)

              5   Opinion of Snell & Wilmer L.L.P.

             23.1 Consent of KPMG Peat Marwick LLP

             23.2 Consent of Snell & Wilmer L.L.P. (included in Exhibit 5)

             99.1 Insight Enterprises, Inc. 1998 Long-Term Incentive Plan(3)

             99.2 Insight Enterprises, Inc. 1998 Officer Restricted Stock Plan

             99.3 Insight Enterprises, Inc. 1998 Employee Restricted Stock Plan

----------------
              (1) Incorporated by reference to the Company's Annual Report on
                  Form 10-K for the fiscal year ended June 30, 1997.

              (2) Incorporated by reference to the Company's Registration
                  Statement on Form S-1 (No. 33-86142) declared effective January 24, 1995.

              (3) Incorporated by reference to the Company's Notice and Proxy
                  Statement for its 1997 Annual Meeting of Stockholders.

Item 9.       UNDERTAKINGS.

              (a) The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(b) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on December 15, 1998.


                                            INSIGHT ENTERPRISES, INC.,
                                            a Delaware corporation


                                            By /s/ Eric J. Crown
                                               ---------------------------------
                                                Eric J. Crown
                                                Chairman of the Board and
                                                Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


NAME AND SIGNATURE                TITLE                        DATE
------------------                -----                        ----

/s/ Eric J. Crown                 Chairman of the Board of     December 15, 1998
------------------------------    Directors and Chief
Eric J. Crown                     Executive Officer
                                  (Principal Executive
                                  Officer)

/s/ Timothy A. Crown              President and Director       December 15, 1998
------------------------------
Timothy A. Crown


/s/ Stanley Laybourne             Chief Financial Officer,     December 15, 1998
------------------------------    Secretary, Treasurer and
Stanley Laybourne                 Director (Principal
                                  Financial and Accounting
                                  Officer)


                                  Director                     December 15, 1998
------------------------------
Larry A. Gunning


                                  Director                     December 15, 1998
------------------------------
Robertson C. Jones

                                 EXHIBIT INDEX


 EXHIBIT                                                                                         PAGE OR
 NUMBER                                 DESCRIPTION                                          METHOD OF FILING
 -------                              --------------                                       -------------------

   4.1                        Amended and Restated Certificate of                  Incorporated by reference to
                              Incorporation of the Company                         the Company's Annual Report
                                                                                   on Form 10-K for the fiscal
                                                                                   year ended June 30, 1997.

   4.2                        Bylaws of the Company                                Incorporated by reference to the
                                                                                   Company's Registration Statement
                                                                                   on Form S-1 (No. 33-86142) declared
                                                                                   effective January 24, 1995.

   5                          Opinion of Snell & Wilmer L.L.P.

  23.1                        Consent of KPMG Peat Marwick LLP

  23.2                        Consent of Snell & Wilmer L.L.P.                     Included in Exhibit 5

  99.1                        Insight Enterprises, Inc. 1998                       Incorporated by reference to
                              Long-Term Incentive Plan                             the Company's Notice and Proxy
                                                                                   Statement for its 1997 Annual
                                                                                   Meeting of Stockholders.

  99.2                        Insight Enterprises, Inc. 1998 Officer
                              Restricted Stock Plan

  99.3                        Insight Enterprises, Inc. 1998 Employee
                              Restricted Stock Plan



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